Exhibit 10.84

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (this "Agreement") is entered into as of the 13 day of July, 2019, by and between HCP LIFE SCIENCE REIT, INC., a  Maryland corporation ("Landlord"), and INNOVIVA, INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A.Landlord (as successor-in-interest to 2000 SIERRA POINT PARKWAY LLC, a Delaware limited liability company) and Tenant entered into that certain Office Lease ("Lease") dated June 10, 2016, whereby Landlord leased to Tenant, and Tenant leased from Landlord, that certain space more particularly described in the Lease (the "Premises").

B.Tenant and Landlord desire to enter into this Agreement in order to terminate the Lease and to release one another from their respective obligations thereunder, except as otherwise provided herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

1.Terms.  All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Agreement.

2.Termination of the Lease.  Landlord and Tenant hereby agree that conditioned upon the performance by the parties of the provisions of this Agreement, the Lease shall terminate and be of no further force or effect as of 11:59 P.M. PST on September 30, 2019 (“Termination Date”).

3.Surrender of Premises.  Tenant hereby agrees to vacate the Premises and surrender and deliver possession thereof to Landlord on or before the Termination Date in its “as-is” condition, broom clean, and reasonable wear and tear excepted.  Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no obligations to perform any restoration work or to otherwise prepare the Premises for surrender to Landlord, other than as provided in the foregoing sentence.  Furthermore, Landlord hereby agrees that notwithstanding anything to the contrary contained in the Lease, Tenant shall be permitted to leave in the Premises the furniture, fixtures, and equipment listed on Exhibit A attached hereto (the “Remaining FF&E”), it being understood that such Remaining FF& E shall be for the use and benefit of the incoming tenant.

4.Consideration to Landlord; Return of Security Deposit.  In consideration for Landlord’s execution of this Agreement, Tenant shall deliver to Landlord upon execution of this Agreement the sum of $63,202.50 (collectively, the “Termination Fee”).  In addition, Landlord and Tenant hereby acknowledge that, in accordance with the Lease, Tenant has previously delivered to Landlord the total sum of $37,230.00 as the Security Deposit for the faithful performance by Tenant of the terms, covenants and conditions of the Lease.  Landlord and Tenant hereby agree that any unapplied portion of the Security Deposit shall be returned to Tenant within thirty (30) days following the later to occur of (i) the Termination Date and (ii) payment by Tenant of the Termination Fee.

5.Release of Liability.  Except as with respect to all obligations set forth in the Lease that survive the termination of the Lease, including, without limitation, Tenant’s indemnity obligations, and except as provided in Sections 4, 6 and 7 hereof, and conditioned on the performance by the parties of the provisions of this Agreement:

(a)Landlord and Tenant shall, as of the Termination Date, be fully and unconditionally released and discharged from their respective obligations arising after the Termination Date from or connected with the provisions of the Lease, specifically including, without limitation, any right Tenant may have to audit or review Landlord’s books or records or to contest any Operating Expenses, billed to Tenant under the Lease; and

(b)this Agreement shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties under the Lease after the Termination Date.

Each of the parties expressly waives the provisions of California Civil Code Section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT  THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT,  IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

6.Representations of Tenant.  Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease; (b) no other person, firm or entity has any right, title or interest in the Lease; (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any other person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Termination Date there shall not be any, mechanic’s liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 6 shall survive the Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

7.Continuing Liability.  Notwithstanding the termination of the Lease and the release of liability provided for herein, Tenant shall remain liable, with respect to the period of its tenancy prior to the Termination Date, for the performance of all of its obligations under the Lease (including, without limitation, Tenant’s payment of reconciliation of Operating Expenses) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. In the event that Tenant retains possession of the Premises or any part thereof after the Termination Date, then the provision of Section 20.2 of the Lease shall apply.

8.Attorneys’ Fees.  Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys’ fees and legal costs in connection with such dispute.

9.Governing Law.  This Agreement shall be governed and construed under the laws of the State of California.

10.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. For the purposes hereof, a facsimile, electronic, or other non-original copy of any counterpart shall be treated as an original counterpart

11.Binding Effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

12.Time of the Essence.  Time is of the essence of this Agreement and the provisions contained herein.

13.Further Assurances.  Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement, provided that same do not increase Tenant’s obligations or liabilities or decrease Tenant’s rights, other than to a de minimis extent.

14.Voluntary Agreement.  The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

“LANDLORD”
HCP LIFE SCIENCE REIT, INC.
a Maryland corporation

By:	// Scott Bohn

Its:	Senior Vice President

“TENANT”

INNOVIVA, INC.,
a Delaware corporation

By:	// Geoffrey Hulme

Its:	Interim Principal Executive Officer

EXHIBIT A

REMAINING FF&E

•The entire Premises is to be delivered “AS IS” by Tenant. Tenant will remove movable items such as office furniture, equipment, white wall boards and decorations except those items listed below.